Exhibit 99.1

IMPORTANT SPECIAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 PM EDT (5:59 PM HST) on October 26, 2017.

Vote by Internet
• Go to www.envisionreport.com/ALEX-Special
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Special Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proposals — THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

		For	Against	Abstain			For	Against	Abstain
1.	A proposal to approve the Agreement and Plan of Merger, dated as of July 10, 2017, by and among Alexander & Baldwin, Inc., Alexander & Baldwin REIT Holdings, Inc. and A&B REIT Merger Corporation	☐	☐	☐	2.	A proposal to approve, if necessary, an adjournment of the special meeting in order to solicit additional proxies in favor of Proposal 1	☐	☐	☐

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — ALEXANDER & BALDWIN, INC.

822 Bishop Street, Honolulu, Hawaii 96813

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS, OCTOBER 27, 2017

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C.J. Benjamin, N.N.S. Chun and S.M. Kuriyama, and each of them, proxies with full power of substitution, to vote the shares of stock of Alexander & Baldwin, Inc., which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Corporation to be held on Friday, October 27, 2017, and at any adjournments or postponements thereof, on the matters set forth in the Notice of Special Meeting and Proxy Statement/Prospectus, as stated on the reverse side.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

(continued and to be marked, dated and signed, on other side)